Exhibit 99.2

SEVERANCE AND CONSULTING AGREEMENT

This Severance and Consulting Agreement (this “Agreement”) by and between Stoneridge, Inc., an Ohio corporation (the “Company”), and Cloyd J. Abruzzo (“Abruzzo”) has been executed on the dates set forth on the signature page and shall be effective and no longer subject to revocation on the seventh day following the date that Abruzzo executes this Agreement (the “Effective Date”).

Recitals

A. Abruzzo is the President and Chief Executive Officer (“CEO”) of the Company;

B. Abruzzo also serves as a director on the Company’s board of directors;

C. The Company and Abruzzo have agreed, among other things, that effective at the close of business on December 31, 2003 Abruzzo will resign as the President and CEO of the Company and as a member of the Company’s Board of Directors;

D. Abruzzo has been employed by the Company since 1980, and has developed and is now possessed of certain skills, knowledge, abilities and experience in connection therewith that may be useful to the Company;

E. In reliance upon that skill, knowledge, abilities and experience, the Company wishes to retain Abruzzo to provide consulting services in relation to those and related matters;

F. The Company also desires to prevent Abruzzo from engaging, directly or indirectly, in any activity that is in competition with the Company;

G. Abruzzo is willing to provide consulting services to the Company as an independent contractor under the terms and conditions hereinafter set forth; and

H. The board of directors of the Company has approved this Agreement.

NOW, THEREFORE, in consideration of the terms, conditions, premises and the mutual covenants set forth herein, the sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Resignations. Simultaneously with the execution and delivery of this Agreement, Abruzzo will resign, effective as of the close of business on December 31, 2003, as a director of the Company by executing and delivering to the Company a letter of resignation in the form of Annex A hereto. In addition, simultaneously with the execution and delivery of this Agreement, Abruzzo will resign, effective as of the Effective Date, as a director, officer, employee, member or manager, as applicable, of each subsidiary of the Company by executing and delivering to the Company a letter of resignation in the form of Annex B hereto. Further, simultaneously with the execution and delivery of this Agreement, Abruzzo shall execute and deliver to the Company a letter of resignation in the form of Annex C hereto resigning as the President and CEO of the Company effective December 31, 2003.

Abruzzo and the Company agree and acknowledge that this Agreement sets forth the parties’ mutual understanding with respect to Abruzzo’s resignations set forth above and his engagement as an independent consultant. The parties agree that for all purposes the resignations of Abruzzo referred to herein are voluntary. In addition, the Company and Abruzzo agree, effective as of the Effective Date, that the February 12, 1999 letter agreement between the parties relating to any possible change of control of the Company is hereby terminated and null and void. Further, the parties acknowledge that Abruzzo shall remain an employee of the Company until his resignations effective at the close of business on December 31, 2003.

2. Consulting Services.

a. The Company hereby engages Abruzzo, effective January 1, 2004, as an independent consultant, and Abruzzo hereby accepts such engagement upon the terms and conditions hereinafter set forth for a period of 36 months commencing January 1, 2004 (the “Consulting Term”).

b. As an independent consultant to the Company, Abruzzo shall render such advice and service in Warren, Ohio, as the Company shall request from time to time concerning (i) the processing and business conditions for sale of the Company’s products, (ii) customers and potential customers of the Company, (iii) the Company’s sales and marketing efforts, (iv) the Company’s finances, (v) business development, and (vi) such other matters as may arise in the course of the Company’s conduct of its business. In connection therewith, Abruzzo shall hold himself available upon reasonable notice during normal business hours for meetings with employees of the Company or with other persons. Any such meetings shall be scheduled at times that are mutually convenient to the parties.

c. Provided that this Agreement has not previously been terminated, for his consulting services hereunder Abruzzo shall be paid a consulting fee of $480,000 in 2004, $240,000 in 2005 and $240,000 in 2006. The Company shall pay the consulting fee in arrears in equal monthly installments.

d. Except for travel outside of Warren, Ohio or as expressly provided for herein or otherwise agreed to in advance by the Company, all costs and expenses of providing requested services referred to hereunder, including Abruzzo’s traveling to and from the Company’s offices in Warren, Ohio, shall be paid by Abruzzo. Abruzzo may not travel on behalf of the Company except at the direction of the board of directors, the chairman of the board, or the interim or successor CEO and, in connection with any such requested travel, Abruzzo shall furnish the Company with such evidence of payment of expenses as may be required pursuant to the Company’s existing travel and entertainment expense reimbursement policies.

e. During the Consulting Term, Abruzzo is retained on a “when and as needed” basis to provide those advisory and consulting services as are specifically requested by the Company. It is understood that Abruzzo shall not be required to render such services on a full-time basis and shall not be required to devote his full business time, effort, skill or attention to the affairs of the Company; provided, however, Abruzzo must be available at the Company’s offices in Warren, Ohio to consult on a “when and as needed” basis during the Company’s normal working hours for at least 600 hours per year but no more than 80 hours in any calendar month. All services provided by Abruzzo shall be provided in a workmanlike and professional manner.

f. Abruzzo shall have the status of a self-employed person, and the consulting fees paid by the Company to Abruzzo under this Agreement shall be deemed to be fees for services to an independent contractor and shall not be subject to any withholding by the Company for the payment of any social security, federal, state or other taxes or similar programs. Abruzzo acknowledges that he is responsible for all applicable self-employment, income taxes, unemployment taxes, other tax liabilities and workers’ compensation and other insurance arising out of the performance of any services hereunder, and Abruzzo, except as expressly provided for herein or such other applicable document, agreement or plan, shall not be entitled to, nor shall he make any claim against or seek to participate in any retirement, insurance, medical or other fringe benefits maintained by the Company. Further, Abruzzo understands that upon his resignation as the Company’s President and CEO that he will no longer be an employee of the Company and, thus, effective December 31, 2003, Abruzzo’s enrollment and participation in the Company’s benefit plans shall terminate except for any conversion privileges that are generally available to employees upon the termination of employment, and except as otherwise provided under Section 3.e, below.

g. The engagement of Abruzzo as an independent consultant hereunder and the Consulting Term shall terminate in the event of Abruzzo’s death or permanent disability during the term hereof. Abruzzo shall be deemed to be permanently disabled upon the earlier of (i) the end of a two (2) consecutive-month period during which, by reason of physical or mental injury or disease, Abruzzo has been unable to provide the above-described services under this Agreement (whether or not such services are or have been requested), and (ii) the date that a reputable physician selected by the Company, to whom Abruzzo has no reasonable objection, determines in writing that Abruzzo will, by reason of physical or mental injury or disease, be unable to perform substantially such services under this Agreement for a period of two (2) consecutive months. Upon any termination pursuant to this Section 2.g., the Company shall pay to Abruzzo, or his heirs or legal representatives in the event of his death, all consulting fees accrued but not paid through the date of termination and all consulting fees that would have been earned by Abruzzo if the Consulting Term had not been terminated as a result of his death or permanent disability. Any such payment shall be paid in a lump sum no later than thirty (30) days after the date of termination.

h. In accordance with the procedures hereinafter set forth, the Company may terminate the engagement of Abruzzo hereunder for “Cause.” For purposes of this Agreement, “Cause” shall mean (a) any breach by Abruzzo of this Agreement or (b) any of the following that is detrimental to the goodwill of the Company or damaging to the relationship of the Company with its customers, suppliers or employees: (i) the deliberate and repeated failure to provide reasonably requested consulting services, (ii) an act of willful misconduct by Abruzzo in the performance of his duties or obligations to the Company, (iii) the conviction of a felony by Abruzzo which creates a significantly negative reflection on the Company, or (c) an act of dishonesty or breach of trust on the part of Abruzzo under this Agreement or in connection with the performance of his consulting duties hereunder materially injurious to the Company. This Agreement shall terminate immediately as of the date that Abruzzo receives a “Notice of Termination,” or any later date specified in such Notice of Termination, as the case may be. Any termination of the engagement of Abruzzo for Cause shall be communicated to Abruzzo by a Notice of Termination to Abruzzo in accordance with the provisions of Section 9 of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (x) indicates the specific termination provision in this Agreement relied upon, (y) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Abruzzo’s engagement, and (z) if the date of termination is to be other than the date or receipt of such notice, specifies the termination date (which date shall in all events be within fifteen (15) days after the giving of such notice). The Notice of Termination shall include a finding that, in the reasonable and good faith opinion of the Company, Abruzzo committed an act that constitutes Cause. In the event this Agreement terminates pursuant to this Section 2.h., the Company shall only be obligated to pay to Abruzzo in a lump sum, within thirty (30) days after the date of termination, all consulting fees accrued but not paid through the date of termination to the extent not theretofore paid, and all expense reimbursements accrued but not paid through the date of termination.

3. Severance Benefits.

a. During 2004 the Company will make available to Abruzzo (i) a furnished office in Warren, Ohio, and (ii) a computer and other reasonably necessary office supplies. During 2005 and 2006, depending on availability and the need for Abruzzo’s services and at the Company’s sole discretion, the Company may provide Abruzzo with an office in Warren, Ohio and a computer and other reasonably necessary office supplies.

b. Until the close of business on December 31, 2003, Abruzzo will be entitled to participate in any employee benefit plans offered by the Company for its senior executive management, in accordance with the eligibility requirements for participation therein based upon such elections as Abruzzo might make and subject to any employee contribution requirements as may be applicable.

c. Within fifteen (15) days after the Effective Date, the Company shall pay to Abruzzo a one-time severance payment of $100,000, less applicable taxes.

d. Upon the Effective Date, the Company (by action of the appropriate committee of the board of directors), agrees, to the extent not previously vested, to accelerate the vesting of each outstanding unvested share option granted to Abruzzo under the Company’s Long-Term Incentive Plan, as amended (the “Plan”) as evidenced by separate Share Option Agreements, to provide Abruzzo with the right to purchase certain Common Shares of the Company under the terms of each of Abruzzo’s Share Option Agreements and the Plan. Other than the acceleration of the vesting of Abruzzo’s unvested options the terms of the Plan and Abruzzo’s Share Option Agreements shall control in all respects the exercise of any options by Abruzzo. In addition, Abruzzo acknowledges that he is familiar with the Company’s Insider Trading Policy, the rules of the New York Stock Exchange, and the rules of the Securities and Exchange Commission relating to the trading of securities. Abruzzo agrees to comply with all applicable federal securities laws in connection with his ownership of the Company’s securities, including but not limited to the reporting provisions of Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended.

e. Abruzzo and his qualified beneficiaries shall be entitled to continue health insurance benefits after December 31, 2003, under and through the terms of the applicable COBRA law and regulations. During the first eighteen (18) months of the applicable COBRA period (or such later period should COBRA require the extension of coverage beyond eighteen (18) months) the Company shall pay the applicable monthly premiums for health insurance benefit continuation. After the termination of the applicable COBRA period, Abruzzo shall be responsible for securing his health insurance benefits, and the Company shall during the balance of the Agreement, pay Abruzzo (or his surviving spouse, if applicable), subject to appropriate taxes, the COBRA rate being charged to former employees of the Company for the applicable elected health insurance benefit coverage (single, family etc.) then being elected by Abruzzo, or, in the event of his death, his surviving spouse.

f. Abruzzo shall be paid a bonus of $150,000, less applicable taxes, for his service to the Company in 2003 at the same time as bonuses are normally paid to the Company’s senior executive officers.

4. Covenants.

a. During his employment with the Company Abruzzo has had, and during the term of this Agreement Abruzzo may have, access to the Company’s “confidential information” and “trade secrets”. For purposes of this Agreement, “confidential information” shall mean information which is not publicly available including, without limitation, information concerning customers, material sources, suppliers, financial projections, marketing plans, financial results and operation methods. For purposes of this Agreement, “trade secrets” shall mean the Company’s processes, methodologies and techniques known only to those employees of the Company who need to know such secrets in order to perform their duties on behalf of the Company. The Company takes numerous steps, including these provisions, to protect the confidentiality of its confidential information and trade secrets, which it considers unique, valuable and special assets. Abruzzo, recognizing the Company’s significant investment of time, efforts and money in developing and preserving its confidential information, shall not, during the term of this Agreement and for a three (3) year period thereafter, use for his direct or indirect personal benefit any of the Company’s confidential information or trade secrets. During the term of this Agreement and for a three (3) year period thereafter, Abruzzo shall not disclose to any person or entity any of the Company’s confidential information or trade secrets.

b. During the term of this Agreement Abruzzo shall not (i) directly or indirectly, whether as an owner, partner, employee, officer, director, agent, or otherwise, in any location where the Company or any of its subsidiaries is engaged in business, engage in, or be employed by, or act as a consultant to, or be a director, officer, employee, owner or partner of or acquire an interest in any person, firm, corporation or other entity engaged in the United States in a business which is in competition with the business conducted by the Company or its subsidiaries on the Effective Date and throughout the term of this Agreement (except investments of 1% or less of the capital stock of any corporation subject to the reporting requirements of the Securities Exchange Act of 1934, as amended); (ii) solicit any employee of the Company or any of its subsidiaries to leave the employment thereof or in any way interfere with the relationship of such employee with the Company or its subsidiaries; and (iii) induce or attempt to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Company or its subsidiaries to cease doing business with the Company or its subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or other person and the Company or its subsidiaries. The Company’s business shall be deemed to be the manufacture and sale of electronic and electrical products for vehicles.

c. For a two-year period beginning at the end of the term of Section 4.b., Abruzzo shall not directly or indirectly solicit any employee of the Company or any of its subsidiaries to leave the employment thereof or in any way interfere with the relationship of such employee with the Company or its subsidiaries, or induce any customer or supplier to cease doing business with the Company as to any product which the Company or its subsidiaries purchases or sells as of December 31, 2003.

d. Abruzzo agrees that he will not make any statements, orally, in writing or otherwise, or in any way disseminate any information, concerning the Company, its affiliates, employees, shareholders, members, officers, directors, managers or agents (past or present), or concerning the business, business operations or business practices of the Company which in any way, in form or substance, disparages, or otherwise casts an unfavorable light upon, the Company, its affiliates, employees, shareholders, members, officers, directors, managers or agents, or their reputation or standing in the business community or the community as a whole. The Company agrees, on behalf of itself, its directors, its officers and its employees, that it will not make any statement concerning Abruzzo or his business practices which in form or substance disparages or otherwise casts an unfavorable light upon Abruzzo or his reputation or standing in the business community or the community as a whole; provided, however, nothing in this Section 4.d. shall any in manner limit or restrict Abruzzo’s, on the one hand, or the Company’s or its officers’, directors’ or employees’, on the other hand, communications or disclosure (whether orally or in writing) that, upon advice of counsel are required by law or applicable rules of any governmental or self-regulatory authority to be made.

5. Release. Abruzzo, for himself and his heirs, personal representatives, successors and assigns, forever releases, remises and discharges the Company and each of its past, present, and future officers, directors, shareholders, members, employees, trustees, agents, representatives, affiliates, successors and assigns (collectively the “Employer

Released Parties”) from any and all claims, claims for relief, demands, actions and causes of action of any kind or description whatsoever, known or unknown, whether arising out of contract, tort, statute, treaty or otherwise, in law or in equity, which Abruzzo now has, has had, or may hereafter have against any of the Employer Released Parties from the beginning of his employment with the Company to the Effective Date of this Agreement, arising from, connected with, or in any way growing out of, directly or indirectly, Abruzzo’s employment by the Company, Abruzzo’s service as a director of the Company, the services provided by Abruzzo to the Company, or any transaction prior to the Effective Date and all effects, consequences, losses and damages relating thereto, including, but not limited to, all claims arising under the Civil Rights Acts of 1866 and 1964, the Fair Labor Standards Act of 1938, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, Title 4112 of the Ohio Revised Code, and all other federal or state laws governing employers and employees; provided, however, that nothing in this Section 5 will bar, impair or affect the obligations, covenants and agreements of the Company set forth in this Agreement. The Company represents and warrants to Abruzzo that to the best of the Company’s knowledge the Company has not engaged in any violation of law that could give rise to Abruzzo’s having a claim against the Company.

6. Indemnification.

a. If Abruzzo is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil or criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he was a director and/or officer of the Company and any of the Company’s subsidiaries, whether the basis of such Proceeding is an alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, Abruzzo shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company’s Articles of Incorporation, Code of Regulations and by law at the relevant date on which Abruzzo is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding but in no event to a lesser extent than any then current or any former directors or officers of the Company. Reasonable expenses incurred by Abruzzo in such Proceeding shall be paid by the Company in advance of the final disposition of any such Proceeding upon receipt by the Company of a written undertaking by or on behalf of Abruzzo to repay all amounts so advanced if it should be determined ultimately that Abruzzo is not entitled to be indemnified under this Agreement or otherwise. This Section shall survive the termination of this Agreement To the best knowledge of Abruzzo, there are no claims threatened or which are likely to be threatened or prosecuted against the Company or Abruzzo for acts or omissions of Abruzzo during the period of time Abruzzo was an officer or director of the Company.

b. The Company currently carries Officers and Directors liability insurance and Abruzzo will continue to be fully covered by such insurance for any of his acts or omissions through December 31, 2003 as a director, officer, employee or agent of the Company or as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture or other enterprise, domestic or foreign, which he served as at the request of the Company.

7. Covenant Not to Sue. Except where such agreement is contrary to law or public policy, Abruzzo agrees that he will not now or hereafter commence or initiate any claim or charge of employer discrimination with any governmental agency or sue the Company concerning any claims relating to his employment and/or resignation of employment with the Company, except as the same may affect Abruzzo’s rights with respect to the enforcement of this Agreement. This Agreement may be pleaded as a full and complete defense to, and may be used as a basis for injunction against, any action or proceeding Abruzzo may institute, prosecute, or maintain in breach of this Agreement.

8. Acknowledgment.

By entering into this Agreement, and in connection with Abruzzo’s release of claims and covenant not to sue set forth in Sections 5 and 7, Abruzzo acknowledges that:

a. Abruzzo is knowingly and voluntarily entering into this Agreement;

b.	No promise or inducement has been offered to Abruzzo except as set forth herein;

c.	This Agreement is being executed by Abruzzo without reliance upon any statements by the Company or any of its representatives concerning the nature or extent of any claims or damages or legal liability therefor;

d.	This Agreement has been written in understandable language, and all provisions hereof are understood by Abruzzo;

e.	Abruzzo has been advised in writing to consult with an attorney prior to executing this Agreement;

f.	Abruzzo has had a period of at least twenty-one (21) days within which to consider this Agreement before accepting the same and, by signing this Agreement earlier than twenty-one (21) days following receipt of it, Abruzzo acknowledges that he has knowingly and voluntarily waived the twenty-one (21) day period and has accelerated the date when he may receive the severance payments identified hereunder following expiration of the revocation period referenced in Section 8.g.; and

g.	Abruzzo has the right to revoke this Agreement for a period of seven (7) days following his execution hereof, and this Agreement will not become effective or enforceable until such seven (7) day period has expired.

Should Abruzzo desire to revoke this Agreement, Abruzzo must notify the Company in writing at the address listed in Section 9, Attention: Chief Financial Officer and the Chairman of the Board, prior to the close of business on the seventh (7th) day following the date when he signs this Agreement. If Abruzzo declines to accept the terms of this Agreement or, having accepted them, effectively revokes his acceptance thereof, this Agreement will have no force or effect and neither its terms nor any of the discussions of the parties relative to its negotiation will be admissible in evidence in any proceeding brought by or on behalf of Abruzzo against the Company or any other person.

9.    Return of Property. Abruzzo agrees that he will, on or before January 15, 2004, return to the Company (i) all property of the Company, including, but not limited to, any Company credit cards, keys, computers, office furniture, automobiles, and equipment, and (ii) all originals and copies of writings and records (including records stored in electronic form) relating to the Company’s business, confidential information or trade secrets that are in Abruzzo’s possession at such time.

10.  Notice. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement must be in writing and will be deemed to have been given on the date of receipt if delivered by messenger to, or if mailed to such party by registered or certified mail, postage prepaid, at, the address for such party set forth below (or to such other address or party as such party shall designate in writing to the other party from time to time).

If to the Company:

Chairman of the Board

Stoneridge, Inc.

9400 East Market Street

Warren, Ohio 44484

With a copy to:

Avery S. Cohen

Baker & Hostetler LLP

1900 East Ninth Street

3200 National City Center

Cleveland, Ohio 44114

Ira Kaplan

Benesch, Friedlander, Coplan & Arnoff LLP

2300 BP America Bldg.

200 Public Square

Cleveland, Ohio 44114-2478

If to Abruzzo:

Cloyd J. Abruzzo

288 Hunters Hollow

Warren, Ohio 44484

11.   Modification, Waiver and Disclosure.

a.     No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained will be valid or effective unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification will be offered or received in evidence in any proceeding or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver of any breach of condition of this Agreement will be deemed to be a waiver of any other subsequent breach of condition, whether of like or different nature.

b. The parties further agree that the Company may make such disclosure regarding Abruzzo’s resignation as a director and a President and CEO of the Company as in the judgment of the Company’s legal counsel is required by law, regulation or the listing rules of the NYSE. If possible the Company shall provided Abruzzo with the language of any such disclosure sufficiently in advance of such disclosure to allow Abruzzo to comment on such disclosure. Abruzzo hereby covenants and agrees not to make any statements to any third party, including, without limitation, any representative of any news organization, regarding the Company or to otherwise publish, whether in print or through means of any electronic communication, any remarks about the Company, unless such statements or remarks are agreed to in advance by the Company. The parties shall use their reasonable efforts to agree on the terms of any public statements to be made regarding the resignations set forth herein; provided, however, the Company, upon advice of counsel, shall have the final say as to the appropriate and required disclosure.

12.   Consent to Jurisdiction, Venue and Service of Process. Each of the Company and Abruzzo, after having consulted with legal counsel, knowingly, voluntarily, intentionally, and irrevocably: (i) consents to the jurisdiction of the Court of Common Pleas, County of Trumbull, State of Ohio and the United States District Court for the Northern District of Ohio with respect to any action, suit, proceeding, investigation, or claim (“Litigation”); (ii) waives any objections to the jurisdiction and venue of any Litigation in either such court; (iii) agrees not to commence any Litigation except in either of such courts and agrees not to contest the removal of any Litigation commenced in any other court to either of such courts; (iv) agrees not to seek to remove, by consolidation or otherwise, any Litigation commenced in either of such courts to any other court; and (v) waives personal service of process in connection with any Litigation and consents to service of process by registered or certified mail, postage prepaid, addressed as set forth herein. These provisions will not be deemed to have been modified in any respect or relinquished by any party except by written instrument executed in accordance with Section 11.a.

13.   Severability. If a judicial determination is made that any of the provisions of this Agreement constitutes an unreasonable or otherwise unenforceable restriction against any party, such determination shall not affect the validity of the remaining provisions. In the event that a provision shall be declared to be invalid, then the parties agree that they will, in good faith, negotiate with one another to replace such invalid provision with a valid provision as similar as possible to that which was held to be invalid; provided, however if any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be held in any proceeding to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid or unenforceable, shall not be affected thereby, and shall be valid and be enforceable to the fullest extent permitted by law.

14.   Injunctive Relief. Abruzzo recognizes that the provisions of this Agreement, especially his noncompetion and nondisclosure covenants, are vitally important to the continuing welfare of the Company and its subsidiaries and that money damages would constitute a totally inadequate remedy for any violation hereof. Accordingly, in the event of any such violation by Abruzzo, the Company and its subsidiaries, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to issue an injunction restraining any action of Abruzzo in violation of such Sections. This Section shall survive the expiration or termination of this Agreement for any reason.

15.   Advice of Counsel. Abruzzo acknowledges that he has been represented by competent counsel in connection with the negotiation, preparation, and signing of this Agreement, that he understands and agrees to every term contained herein, and that this Agreement was negotiated at arm’s length.

16.   Term. Unless previously terminated in accordance herewith, this Agreement shall terminate on December 31, 2006; provided, however, after January 1, 2004 the Company may accelerate the termination of this Agreement by providing Abruzzo written notice of the termination acceleration, specifying a termination date, and by paying Abruzzo in a lump sum on or before such termination date equal to all unpaid consulting fees which would have been paid to Abruzzo if this Agreement terminated on December 31, 2006; provided, further that the Company’s obligations under Section 3.e. shall continue in effect regardless of any acceleration of termination pursuant to this Section 16.

17.   Further Assurances. The parties agree to take such action and execute and deliver, promptly upon request, such additional documents as may be reasonably necessary or appropriate to implement the terms of this Agreement and effectuate its intent.

18.   Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio.

19.   Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings, whether oral or in writing, of the parties.

20.   Successors and Assigns. Abruzzo may not assign any rights or obligations under this Agreement without the prior written consent of the Company. This Agreement will be binding upon and inure to the benefit of Abruzzo and his heirs, personal representatives, and permitted successors and assigns. The Company may assign any rights or obligations under this Agreement without the prior written consent of Abruzzo. This Agreement will be binding upon and inure to the benefit of the Company and its successors and assigns.

21.   Third Party Beneficiaries. Each of the Employer Released Parties that is not a party to this Agreement will be a third party beneficiary of this Agreement. This Agreement will be enforceable by each such Employer Released Party to the same extent as if the Employer Released Release were a party hereto.

22.   Attorneys’ Fees. In the event that it shall be necessary or desirable for Abruzzo or the Company to retain legal counsel or incur other costs and expenses in connection with the enforcement of any or all of their respective rights under this Agreement, the prevailing party shall be entitled to recover from the other party, attorneys’ fees and costs and expenses incurred in connection with the enforcement of his or its rights hereunder.

23.   Construction. The Company and Abruzzo have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

24.   Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

READ CAREFULLY – THIS DOCUMENT CONTAINS A RELEASE.

STONERIDGE, INC.

Dated: November 28, 2003	By:	/s/ D.M. DRAIME

D.M. Draime Chairman

Dated: November 28, 2003	By:	/s/ CLOYD J. ABRUZZO

Cloyd J. Abruzzo

Annex A

Form of Director’s Resignation

I, Cloyd J. Abruzzo, hereby resign as a director of Stoneridge, Inc. effective at the close of business on December 31, 2003.

Dated: November 28, 2003

By:

Cloyd J. Abruzzo

Annex B

Form of Resignation (Subsidiaries)

I, Cloyd J. Abruzzo, hereby resign as an employee, officer, member, manager and director, as applicable, of each subsidiary of Stoneridge, Inc. effective December 3, 2003.

Dated: November 28, 2003

By:

Cloyd J. Abruzzo

Annex C

Form of Resignation – President and Chief Executive Officer

I, Cloyd J. Abruzzo, hereby resign as President and Chief Executive Officer of Stoneridge, Inc. effective December 31, 2003.

Dated: November 28, 2003

By:

Cloyd J. Abruzzo